Exhibit 23.3

CONSENT OF Western Water consultANTS, INc.

We hereby consent to the incorporation by reference of any mineral resource and other analyses performed by us in our capacity as an independent consultant to Ur-Energy Inc. (the “Company”), which are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014 in this Registration Statement on Form S-3, or in any prospectuses or amendments or supplements thereto.

Date: August 18, 2014	Western water ConsultANTS, Inc., d.b.a. WWC ENGINEERING

/s/ Benjamin J. Schiffer
	Name:	Benjamin J. Schiffer, Wyo. P.G. 3446 SME Registered Member No. 4170811
	Title:	Senior Geologist